UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-54361	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 3.03 below is incorporated into this Item 1.01 by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 3.03 below is incorporated into this Item 3.02 by this reference.

Item 3.03 Material Modification of Rights of Security Holders.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2014, on July 23, 2014, in connection with an offering of the Company’s convertible promissory notes, the Company and the holders of at least the minimum number of shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 (the “Preferred Shares”), required to (i) waive certain covenants under the securities purchase agreement, dated February 4, 2014 (the “Preferred Stock SPA”), by and among the Company and the purchasers named on Schedule I thereto (the “Preferred Stockholders”), and (ii) consent to the automatic conversion of all outstanding shares of Preferred Stock pursuant to Section 6(d) of the Certificate of Designation, filed January 27, 2014, setting forth the preferences, rights and limitations of the Preferred Stock (the “Certificate of Designation”), entered into a Waiver and Consent of, and Notice to, Holder of Preferred Stock of the Company (the “Waiver and Consent”). The approximately $1,802,396 original principal amount of convertible promissory notes issued by the Company from July through September 2014 are referred to herein as the “2014 Convertible Notes” and such offering is referred to herein as the “Convertible Notes Offering.”

On February 2, 2015, the Company and such holders entered into an amendment to the Waiver and Consent (the “Amendment”), pursuant to which (i) the holders of the Preferred Shares agreed to include certain additional transactions in the definition of “Qualified Public Offering,” and (ii) the Company (a) agreed, among other things, to adjust the exercise price of the warrants previously issued to the holders of the Preferred Shares under the terms and conditions described therein (the “Warrants”) and to issue additional shares of the Company’s common stock, par value $0.01 (the “Common Stock”) and Warrants to the holders of the Preferred Shares to correct shortfalls in dividends (in the form of Common Stock) previously issued by the Company to the holders of the Preferred Shares in the third and fourth quarters of 2014 and additional Warrants previously issued by the Company to the holders of the Preferred Shares on August 4, 2014, respectively, and (b) acknowledged certain existing obligations under the Waiver and Consent, the Certificate of Designation, the Preferred Stock SPA, the Warrants and the documentation governing certain of the Company’s outstanding convertible notes.

The Waiver and Consent (as amended by the Amendment) provides for the following:

•	a waiver of the Company’s obligation under Section 6.12 of the Preferred Stock SPA to not enter into any contract, transaction or arrangement or issue any security or instrument that provides for forward pricing of shares of Common Stock (the “Forward Pricing Transaction Restriction”) with respect to the offering of convertible notes and, following a Qualified Public Offering (as defined below), a waiver of the Forward Pricing Transaction Restriction for any subsequent offering of securities by the Company;

•	a consent to the inclusion of the registration of the Additional Shares (as defined below) on a registration statement or registration statements of the Company to be filed under the Securities Act of 1933, as amended, pursuant to Section 10 of the Preferred Stock SPA (the “Registration Statement”), covering the “Registrable Securities” as defined under the Preferred Stock SPA (the “Preferred Stockholders Registrable Securities”);

•	a consent to further extend the Filing Deadline and the Effectiveness Deadline (each as defined in the Certificate of Designation) pursuant to Section 10.1 of the Preferred Stock SPA such that the deadlines for the filing and effectiveness of the Registration Statement shall be the same as the applicable deadlines for the Convertible Notes Offering;

•	an agreement by the Preferred Stockholders to a 90-day lock-up beginning from the date of closing of an underwritten public offering of the Common Stock with gross offering proceeds of at least either (1) $6.0 million and the concurrent listing of the Common Stock on a national securities exchange (a “NASDAQ Public Offering”) or (2) an underwritten public offering of Common Stock with gross offering proceeds of at least $4.0 million (an “OTC Public Offering” and, together with a NASDAQ Public Offering, the “Qualified Public Offerings” and each individually, a “Qualified Public Offering”) (the “Purchaser Lock-Up”); and

•	a consent to automatically convert all outstanding Preferred Shares upon a Qualified Public Offering pursuant to the Certificate of Designation.

In consideration of the waiver and consents provided by the Preferred Stockholders, the Company agreed:

•	to issue additional shares of Common Stock to the Preferred Stockholders (the “Additional Shares”) (A) automatically upon the closing of a Qualified Public Offering, to the extent that (i) the Qualified Public Offering closes within seven (7) months of the first closing of the Convertible Notes Offering (“Qualified Public Offering Deadline”) and (ii) 70% of the public offering price per share of the Common Stock in the Qualified Public Offering (the “QPO Discount Price”) is less than the conversion price floor contained in Section 7(e)(i) of the Certificate of Designation (the “Conversion Price Floor”), or (B) if a Qualified Public Offering has not been consummated by the Qualified Public Offering Deadline, upon the Preferred Stockholders’ conversion of their shares of Preferred Stock to the extent that 70% of the volume weighted average price of the Common Stock on the principal Trading Market (as defined in the Certificate of Designation) of the Common Stock during the ten Trading Days (as defined in the Certificate of Designation) immediately preceding the Qualified Public Offering Deadline (the “Non-QPO Discount Price”) is less than the Conversion Price Floor;

•	to provide the Preferred Stockholders with the right to participate in the Additional Financing (as defined in the Waiver and Consent) pro rata up to an aggregate of $500,000 based on their respective interests in the Preferred Shares;

•	to provide the Preferred Stockholders with the right to participate in the Additional Financing pro rata up to an aggregate of $500,000 based on their respective interests in the Preferred Shares;

•	to adjust the exercise price of the Warrants when the OTC Public Offering is consummated and at the time of each subsequent publicly or privately offered financing that the Company consummates concurrent with or prior to the listing of the Common Stock on a national securities exchange, including, without limitation, the NASDAQ Public Offering, in any such case in which (i) the Company issues or is deemed by Section 2 of the Warrants to have issued shares of Common Stock and (ii) the gross proceeds of such subsequent financing or financings, individually or in the aggregate since the closing of the OTC Public Offering are greater than or equal to $500,000 (each such offering or financing, a “Warrant Adjustment Financing”), if at the time of consummation of any such Warrant Adjustment Financing 125 percent of the weighted average price at which the Company has sold shares of Common Stock in such Warrant Adjustment Financing (the “Warrant Adjustment Price”) is less than the then-existing exercise price of the Warrants, in each such case to the Warrant Adjustment Price (with the understanding that once the Company meets the $500,000 individual or cumulative threshold for a Warrant Adjustment Financing, each subsequent financing that meets the specification in the immediately preceding clause (i) of this bullet point and that occurs concurrent with or prior to the listing of the Common Stock on a national securities exchange shall be a Warrant Adjustment Financing);

•	to issue additional shares of Common Stock and Warrants to the holders of the Preferred Shares to correct shortfalls in dividends (in the form of Common Stock) previously issued by the Company to the holders of the Preferred Shares in the third and fourth quarters of 2014 and additional Warrants previously issued by the Company to the holders of the Preferred Shares on August 4, 2014, respectively;

•	to acknowledge certain existing obligations under the Waiver and Consent, the Certificate of Designation, the Preferred Stock SPA, the Warrants and the documentation governing the 2014 Convertible Notes; and

•	to pay reasonable attorneys’ fees and expenses of the Preferred Stockholders as specified in the Waiver and Consent (as amended by the Amendment) in connection with certain transactions described therein.

The foregoing description of the Waiver and Consent (as amended by the Amendment) does not purport to be complete, and is qualified in its entirety by reference to the form of the Amendment filed as Exhibit 4.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description/Exhibit
4.1	Form of Amendment to Waiver and Consent of, and Notice to, Holder of Preferred Stock of the Company (incorporated by reference to Exhibit 4.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-198962) filed February 2, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

skyline medical inc.

By:	/s/ Josh Kornberg
Name: Josh Kornberg Title: President and Chief Executive Officer

Date: February 4, 2015